DORSEY

JONATHAN D. WILSON
(612) 492-6651
FAX (612) 340-2807
wilson.jonathan@dorsey.com

May 11, 2007

VIA MESSENGER

The Honorable Robert A. Blaeser
Hennepin County District Court
Fourth Judicial District
C-1251 Government Center
300 South Sixth Street
Minneapolis, MN 55487-0422

Re: Duncan King and Ernest Miller v. Rubber Research Elastomerics, Inc. and Fred Stark (*Court File No. 27-CV-06-10696*)

Dear Judge Blaeser:

Enclosed please find the following:

- A Letter from Messerli & Kramer on behalf of Rubber Research Elastomerics, Inc. ("RRE");
- A copy of a Power of Attorney executed by Ernest Miller in favor of Duncan King;
- A fully executed Settlement Agreement and Mutual Release;
- An unexecuted Stipulation for Dismissal with Prejudice;
- A fully executed Stipulation to Entry of Consent Judgment; and
- A Consent Judgment for your signature.

As noted in the letter from Messerli and Kramer, as a part of the Settlement Agreement and Mutual Release, Defendants required Plaintiffs' agreement to request that the Court vacate that portion of its previous Order on Plaintiff's Motion for Summary Judgment requiring RRE to "immediately begin the process of becoming reporting and regulatory compliant with the Securities and Exchange Commission [("SEC")] and State of Minnesota so that Plaintiff's may be issued their shares immediately upon a determination regarding what conversion rate applies."

Plaintiffs agree that the request for vacation of this portion of the Court's Order is appropriate due to the fact that Plaintiffs shares shall now be issued pursuant to the terms of the

DORSEY

enclosed materials. However, Plaintiffs note that RRE is a publicly traded corporation with 1,500 to 2,000 Minnesota shareholders. RRE has been in violation of the reporting and regulatory requirements of the SEC and the State of Minnesota since 1989. While the portion of the Court's previous Order requiring compliance is no longer necessary to ensure issuance of Plaintiff's shares, Plaintiffs refused to include this as a part of the enclosed Consent Judgment, in favor of allowing the Court to separately determine if vacation of its Order was in the best interests of the hundreds of Minnesota residents that could be effected by RRE's continued noncompliance.

Please do not hesitate to contact me with any questions.

Sincerely,

Jonathan D. Wilson

Enclosures
JDW:trj

cc: Fred Stark
Jeffrey Robbins, Esq.

MESSERLI & KRAMER

COPY

Messerli & Kramer P.A.
ATTORNEYS AT LAW
1800 Fifth Street Towers
150 South Fifth Street
Minneapolis, Minnesota 55402-4218

main 612.672.3600
fax 612.672.3777
www.messerlikramer.com

Additional offices in:
St. Paul & Plymouth, MN

Authorized to practice law in:
Minnesota, Colorado, District of Columbia, Illinois, Missouri, Montana, New York, South Dakota and Wisconsin

Writer's contact:

(612) 672-3706
jrobbins@messerlikramer.com

May 10, 2007

VIA MESSENGER DELIVERY

The Honorable Robert A. Blaeser
Hennepin County District Court, Fourth Judicial District
C-1251 Government Center, 300 South Sixth Street
Minneapolis, Minnesota 55487-0422

Re: Duncan King and Ernest Miller v. Rubber Research Elastomerics, Inc. and Fred Stark (Court File No. 27-CV-06-10696) – Settlement Agreement

Dear Judge Blaeser:

As special settlement counsel to Rubber Research Elastomerics, Inc., I am pleased to report that the parties have agreed upon the terms of the settlement agreement in this matter.

Kindly note that in Section 7 of the Settlement Agreement, the parties agreed to request that you vacate that portion of your prior Order dated March 14, 2007, requiring the company to become compliant with all corporate reporting requirements. The company hereby so requests. Mr. Stark, who is not represented by counsel, has informed me that he joins in this request.

The form of Consent Judgment included in the settlement package delivered to you with this letter currently does not contain wording to give effect to partially vacating your prior Order. Assuming you honor the parties' request, you will need to add wording to this effect.

Thank you for your patience while we finished the settlement documentation in this matter.

Very truly yours,

Jeffrey C. Robbins

cc: Rubber Research Elastomerics, Inc. and Fred J. Stark (via email pdf)
✓ Jonathan D. Wilson, Esq., Dorsey Whitney LLP (via messenger)

VER2

STATUTORY SHORT FORM POWER OF ATTORNEY

Minnesota Statutes Section 523.23

IMPORTANT NOTICE: The powers granted by this document are broad and sweeping. They are defined in Minnesota Statutes Section 523.24. If you have any questions about these powers, obtain competent advice. This Power of Attorney may be revoked by you if you wish to do so. This Power of Attorney is automatically terminated if it is to your spouse and proceedings are commenced for dissolution, legal separation or annulment of your marriage. This Power of Attorney authorizes, but does not require, the attorney-in-fact to act for you.

PRINCIPAL (Name and address of person granting the power)

Ernest Miller
122 E. Lindsey Street
Greensboro, North Carolina 27401

ATTORNEY(S)-IN-FACT
(Name and Address)

Duncan King
4501 Park Glen Road, #325
St. Louis Park, Minnesota 55416

NOTICE: If more than one attorney-in-fact is designated, make a check or "x" on the line in front of one of the following statements:

___ Each attorney-in-fact may independently exercise the powers granted.

___ All attorneys-in-fact must jointly exercise the powers granted.

(reserved for recording data)

SUCCESSOR ATTORNEY(S)-IN-FACT (Optional)
To act if any named attorney-in-fact dies, resigns, or is otherwise unable to serve

(Name and Address)

First Successor ________________

Second Successor ________________

EXPIRATION DATE (Optional)

June	30	, 2007
Use Specific Month	Day	Year Only

I (the above-named Principal), appoint the above named Attorney(s)-in-Fact to act as my attorney(s)-in-fact:

FIRST: To act for me in any way I myself could act with respect to the following matters, as each of them is defined in Minnesota Statutes, Section 523.24:

(To grant to the attorney-in-fact any of the following powers, make a check or "x" on the line in front of each power being granted. You may, but need not, cross out each power not granted. Failure to make a check or "x" on the line in front of the power will have the effect of deleting the power unless the line in front of the power of (N) is checked or x-ed.)

Check or "X"

___ (A) real property transactions;
I choose to limit this power to real property in ________________ County, Minnesota, described as follows: (Use legal description. Do not use street address.)

(If more space is needed, continue on back or on an attachment)

___ (B) tangible personal property transactions;
___ (C) bond, share, and commodity transactions;
___ (D) banking transactions;
___ (E) business operating transactions;
___ (F) insurance transactions;
___ (G) beneficiary transactions;
___ (H) gift transactions;
___ (I) fiduciary transactions;
X (J) claims and litigation;
___ (K) family maintenance;
___ (L) benefits from military service;
___ (M) records, reports, and statements;
___ (N) all of the powers listed in (A) through (M) above and all other matters.

SECOND: (You must indicate below whether or not this power of attorney will be effective if you become incapacitated or incompetent. Make a check or "x" on the line in front of the statement that expresses your intent.)

X This power of attorney shall continue to be effective if I become incapacitated or incompetent.

___ This power of attorney shall not be effective if I become incapacitated or incompetent.

THIRD: (You must indicate below whether or not this power of attorney authorizes the attorney-in-fact to transfer your property to the attorney-in-fact. Make a check or "x" on the line in front of the statement that expresses your intent.)

___ This power of attorney authorizes the attorney-in-fact to transfer my property to the attorney-in-fact.

X This power of attorney does not authorize the attorney-in-fact to transfer my property to the attorney-in-fact.

FOURTH: (You may indicate below whether or not the attorney-in-fact is required to make an accounting. Make a check or "x" on the line in front of the statement that expresses your intent.) (optional)

X My attorney-in-fact need not render an accounting unless I request it or the accounting is otherwise required by Minnesota Statutes Section 523.21.

___ My attorney-in-fact must render ______________ accounts to me or ______________
(Monthly, Quarterly, Annual)

____
(Name and Address)

during my lifetime, and a final accounting to the personal representative of my estate, if any is appointed, after my death.

In Witness Whereof I have hereunto signed my name this 18th day of April, 20 07.

Ernest Miller [signature]
Ernest Miller

ACKNOWLEDGMENT OF PRINCIPAL

STATE OF ~~MINNESOTA~~ North Carolina
COUNTY OF Guilford } ss.

The foregoing instrument was acknowledged before me this 18th day of April, 20 07, by Ernest Miller
[Insert Name of Principal]

NOTARIAL STAMP OR SEAL (OR OTHER TITLE OR RANK)

Nancy W. Graham [signature]
SIGNATURE OF NOTARY PUBLIC OR OTHER OFFICIAL
My Commission Expires 7-6-07.

THIS INSTRUMENT WAS DRAFTED BY (NAME AND ADDRESS)

Dorsey & Whitney LLP
Suite 1500
50 South Sixth Street
Minneapolis, Minnesota 55402-1498
(612) 340-2600

Specimen Signature of Attorney(s)-in-Fact
(Notarization not required)

____
Duncan King

____

____

____

SETTLEMENT AGREEMENT
AND MUTUAL RELEASE

THIS AGREEMENT is effective as of May 11, 2007, and is entered into between Duncan King and Ernest Miller (collectively referred to herein as "Plaintiffs"), Fred J. Stark, Jr. ("Stark"), and Rubber Research Elastomerics, Inc. ("RRE").

WHEREAS, Duncan King and Ernest Miller are plaintiffs and Stark and RRE are defendants in a lawsuit filed in Hennepin County District Court, State of Minnesota before the Honorable Judge Blaeser and assigned Court File Number 27-CV-06-10696 ("the Litigation").

WHEREAS, in the Litigation, Plaintiffs have alleged that RRE breached the terms of Plaintiffs' convertible debentures and the addendum attached thereto through its failure to provide Plaintiffs with a $0.03 per share conversion rate and failure to honor their respective conversions. Plaintiffs have further alleged that Stark and RRE defrauded Plaintiffs by misrepresenting RRE's ability to issue stock and the conversion terms granted to other RRE investors. Plaintiffs have further alleged that Stark and RRE violated the Minnesota Business Corporations Act by refusing to acknowledge their requests to view RRE's corporate records.

WHEREAS, in the Litigation, Stark and RRE have disputed Plaintiffs' claims.

WHEREAS, the parties wish to compromise this dispute as set forth herein.

NOW THEREFORE, in consideration of this Agreement and for other good and valuable consideration, the parties hereby agree as follows:

1. Dismissal of Litigation: Upon full and final performance by Defendants of the obligations set forth herein, King, Miller, Stark and RRE, or their respective counsel acting on their behalf, shall execute a Stipulation for Dismissal with Prejudice in the form attached hereto as Exhibit A. This Stipulation for Dismissal by the parties will relate to all claims which the parties knew about as of April 19, 2007. Nothing in this Agreement, however, shall be construed

as a waiver or release of any unknown claims, including but not limited to any claims arising out of or relating to any of the matters discussed below (all such claims together referred to below as the "Reserved Claims").

(a) Specifically, nothing in this Agreement shall be construed as a waiver or release of any claims related to any of the following documents or any of the conduct, actions or omissions memorialized therein (all such claims together referred to below as the "Special Reserved Claims," with such documents being referred to as the "Documents"):

(i) License, Manufacturing and Marketing Agreement between RRE and 2PCR, L.L.C., dated February 28, 2006;

(ii) Exclusive Option to Purchase License, Manufacturing and Marketing Agreements between RRE and Riviera Investments, Inc., dated April 20, 2006;

(iii) Exclusive Option to Purchase License, Manufacturing and Marketing Agreements between RRE and Riviera Investments, Inc., dated May 2, 2006 (and also bearing the dates of May 2, 2000 and March 27, 2003);

(iv) Nonexclusive License Agreement between RRE and Riviera Investments, Inc., dated May 25, 2006.

(v) License, Manufacturing and Marketing Agreement between RRE, 2PCR, L.L.C., Riviera Investments, Inc. and LAEL, L.L.C., dated March 22, 2007;

(vi) Agreement for an Exclusive Option to Purchase License, Manufacturing and Marketing Agreements as such Option Agreement is Obtained by Repurchase between RRE and Riviera Investments, Inc., dated March 27, 2007;

(vii) Receipt of Payments between RRE and Riviera Investments, Inc., dated April 5, 2007;

(viii) Agreement for an Exclusive Option to Purchase License, Manufacturing and Marketing Agreements as such Option Agreement is Obtained by Repurchase between RRE and Riviera Investment, Inc., dated April 18, 2007;

(ix) Receipt of Payments between RRE and Riviera Investments, Inc., dated April 19, 2007; and

(x) Exclusive Option to Purchase License, Manufacturing and Marketing Agreements between RRE and Riviera Investments, Inc., as amended on April 18, 2007.

(b) As of April 19, 2007, Plaintiffs did not know about, or know of the existence of, any of the Documents or the conduct, actions and/or omissions memorialized in the Documents. Accordingly, Plaintiffs shall have the right to bring any Reserved Claims, including Special Reserved Claims, arising out of or relating to any of the Documents or the conduct, actions and/or omissions memorialized in these documents. .

2. Consideration to Plaintiffs for Dismissal of the Litigation: In exchange for Plaintiffs' promise to dismiss the Litigation, Stark and RRE hereby agree that:

(a) Plaintiffs are entitled to a $0.03 per share conversion price under their respective convertible debentures with RRE.

(b) RRE will issue the 13 million shares converted by Plaintiffs on April 2, 2003.

(c) RRE will issue a new convertible debenture to Ernest Miller for $322,675.12. This amount is equal to the amount of the original debt and interest not converted on April 2, 2003 ($191,337.88), plus all attorneys' fees sustained by Plaintiffs under the convertible notes issued on June 30, 2001 ($131,337.24). Miller's new note will have the same terms as his note dated June 30, 2001, except that it will be due and payable on written demand by Miller to RRE, will be convertible into RRE common stock at any time before repayment or in lieu of repayment (at the option of Miller), will have a conversion rate of $0.03 per share, will have an interest rate of ten percent (10%), and will allow Miller to demand partial conversion or repayment. Moreover, Miller's new note will be subject to the terms of the Addendum executed by Duncan King and Fred Stark (on behalf of RRE) on June 26, 2001, attached hereto as Exhibit B. The parties agree that the terms of the Addendum shall apply to the new convertible debentures issued in accordance with this Agreement.

(d) RRE will issue a new convertible debenture to Duncan King for $127,687.53. This amount is equal to the amount of the original debt and interest not converted on April 2, 2003. King's new note will have the same terms as his note dated June 30, 2001, except that it will be due and payable on written demand by King to RRE, will be convertible into RRE common stock at any time before repayment or in lieu of repayment (at the option of King), will have a conversion rate of $0.03 per share, will have an interest rate of ten percent (10%), and will allow King to demand partial conversion or repayment. Moreover, King's new note will be subject to the terms of the Addendum executed by Duncan King and Fred Stark (on behalf of RRE) on June 26, 2001, attached hereto as Exhibit B. The parties agree that the terms of the Addendum shall apply to the new convertible debentures issued in accordance with this Agreement.

(e) Prior to the signing hereof, RRE has provided, and will continue for a period of 90 days after the signing hereof to provide, Plaintiffs with access, during RRE's regular business hours, to all corporate records, including but not limited to all option agreements, licenses or contracts with Winston Salser, LAEL, 2PCR, ADVAC, Ted Gray, Techshare LLC, Jerry Jenkins, Rubber Research Australia, and/or any additional third parties.

3. Issuance of Shares and New Convertible Debentures: In accordance with § 2(b) herein, Stark and RRE agree that King is immediately entitled to issuance of 3,000,000 shares of RRE common stock and that Miller is immediately entitled to 10,000,000 shares of common stock pursuant to the conversions effectuated on April 2, 2003, in accordance with the terms of the convertible debentures (the "Shares"). The parties agree that the Shares, and the new convertible debentures described in § 2(c) and § 2(d) herein (the "New Convertible Debentures"), shall be issued by judicial order and that said issuance is proper pursuant to the registration exemption provided in Minnesota Statute § 80A.15, subd. 2(e) (2007). RRE shall issue Plaintiffs' Shares from its current total of 16,939,927 authorized, but unissued, shares. RRE shall not issue or authorize any shares until after it issues the Shares to Plaintiffs. Stark and RRE represent and warrant that issuance of Plaintiffs' respective Shares shall occur within ten (10) days after the judicial order referenced herein and prior to any RRE shareholders' meeting.

4. Representations of Plaintiffs: In connection with the issuance of the Shares and New Convertible Debentures (together, the "Securities") as contemplated by §§ 2 and 3 above, each of the Plaintiffs represents and warrants as follows:

(a) He realizes that (i) the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state laws, and, therefore, the Securities cannot be sold unless they are subsequently registered under the Act and such state laws or exemptions from such registration are available and (ii) the restrictions on transferability of the Securities will be noted by a legend placed on the certificate(s) representing the Securities, containing substantially the following language:

> The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, have not been registered under any state securities law. They may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under the applicable state securities laws, or an opinion of counsel for the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under the applicable state securities laws.

(b) The Securities are being purchased for his own account and for investment without the intention of reselling or redistributing the same.

5. Representation of Miller. In connection with the issuance of the Securities as contemplated by §§ 2 and 3 above, Miller represents that he is an "accredited investor" within the meaning of the Act.

6. Confidentiality: Plaintiffs agree that the documents provided pursuant to § 2(e) herein may contain confidential proprietary and/or private, RRE and third-party financial and business information. Plaintiffs agree to treat any such information as confidential.

7. Vacating Prior Order: In connection with the approval of this Agreement by the Court, the parties agree to request that the Court vacate that portion of its prior Order dated March 14, 2007, requiring that RRE become compliant with all corporate reporting requirements.

8. Consent Judgment: Stark and RRE shall execute the Stipulation to Entry of the Consent Judgment attached hereto as Exhibit C. Stark and RRE agree that performance of the obligations

set forth in §§ 2(b) – 2(e) herein must be completed within 90 days of the date this Agreement is executed. If the aforementioned obligations are not completed within 90 days of the execution of this Agreement, Plaintiffs may move to exercise all of their rights under law and this Agreement, including, but not limited to, requesting that the Court enter the Consent Judgment attached hereto as Exhibit D and prosecuting their fraud claims against RRE and Stark.

9. Nature of the Agreement: This Agreement was drafted jointly by counsel for Plaintiffs, counsel for RRE, and Fred J. Stark, Jr. acting on his own behalf. Stark acknowledges and agrees that he had the right and opportunity to obtain counsel but chose not to do so. This Agreement constitutes the entire agreement between the parties with respect to the subject matter set forth herein, and any prior oral or written statements concerning this matter are merged herein for all purposes and shall be of no further force or effect. The provisions set forth herein are contractual in nature and not mere recitals. This Agreement may only be extended or modified by a subsequent written agreement executed and signed by the parties, or by their authorized legal representatives. The parties agree that if any part of this Agreement should be deemed invalid by law, the parties intend that all remaining portions shall be fully enforceable.

10. Choice of Law: Any disputes relating to this matter shall be governed by the laws of the State of Minnesota.

11. Execution: This Settlement Agreement may be executed in multiple counterparts, the combination of which shall constitute one original and complete agreement. Stark affirmatively represents and warrants, through his signatures below, that he has the authority and capacity to execute this Agreement on his own behalf and on behalf of RRE. Stark further affirmatively represents and warrants that his signature, as the current President and CEO of RRE, shall bind RRE to perform the obligations set forth herein.

Rubber Research Elastomerics, Inc.

By [signature]
Its [signature: Pres. and C.E.O.]

[signature]
Fred J. Stark, Jr.

[signature]
Duncan King

[signature: Duncan King Attorney-in-Fact for Ernest Miller]
Ernest Miller

STATE OF MINNESOTA
COUNTY OF HENNEPIN

DISTRICT COURT
FOURTH JUDICIAL DISTRICT
Case Type: Contract

Duncan King and Ernest Miller,

Plaintiffs,

v.

Rubber Research Elastomerics, Inc., a Minnesota corporation, and Fred Stark,

Defendants.

File No. 27-CV-06-10696

STIPULATION FOR DISMISSAL WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED by and between Plaintiffs Duncan King and Ernest Miller, and Defendant Rubber Research Elastomerics, Inc., through their respective counsel of record, and Defendant Fred Stark individually, that the parties have entered into a Settlement Agreement and Mutual Release resolving all claims and disputes herein. The parties further agree that Defendants have satisfied all of their obligations under the terms of the Settlement Agreement and Mutual Release. Accordingly, the parties hereby stipulate and agree that Plaintiffs' claims in the above-captioned matter should be dismissed with prejudice and without costs to any party.

The parties further stipulate and agree that the Court may enter the attached Order without further notice to any party.

Dated: _______________, 2007 DORSEY & WHITNEY LLP

By ______________________________
Skip Durocher #0208966
Jonathan D. Wilson #0339775
Suite 1500, 50 South Sixth Street
Minneapolis, Minnesota 55402-1498
Telephone: (612) 340-2600

Attorneys for Plaintiffs Duncan King and Ernest Miller.

Dated: _______________, 2007 By ______________________________
Fred J. Stark, Jr.
4500 N.E. Main Street
Fridley, Minnesota 55421-2157
Telephone: (763) 572-1056

Dated: _______________, 2007 MESSERLI & KRAMER, P.A.

By ______________________________
Jeffrey C. Robbins #
1800 Fifth Street Towers
150 South Fifth Street
Minneapolis, Minnesota 55402-4246
Telephone: (612) 672-3600

Attorney for Defendant Rubber Research Elastomerics, Inc.

RUBBER RESEARCH ELASTOMERICS INC.
4500 MAIN STREET NORTHEAST
MINNEAPOLIS MINNESOTA 55421
TELEPHONE (763) 572-1056
FAXPHONE (763) 572-2357
rre@black-hole.com

June 26, 2001

Agreement to satisfy the three notes as follows:

Payee Ernest Miller of October 24, 1996	$ 59,000.00
Payee Ernest Miller of August 26, 1996	$ 28,197.00
Payee Ernest Miller of July 10, 1996	$271,623.08
	Total $358,820.08

Representatives of the notes are attached.

The satisfaction of the attached notes is effected by the surrender of these notes and the issuance of three notes to include payment of principal and interest as defined in the notes attached.

1. Conversion

The conversion price of the notes is at fifteen cents ($0.15) per share. If Rubber Research Elastomerics Inc., has used any other conversion price of less than fifteen cents per share during the term of the surrendered notes the conversion price of the new notes in the event of conversion will be equalized with the previous notes. The additional shares shall be allocated proportionally to the three holders of the new notes. In addition, if, during the term of the new notes, RRE, issues stock or equivalents or other convertible notes at a price less than fifteen cents ($0.15) per share, the new notes will be equalized with this new price. The conversion price of the new notes will also be adjusted proportionally to reflect any changes in the number of authorized shares.

By ______________________________
Fred J. Stark
CEO
Rubber Research Elastomerics Inc.

By ______________________________
Duncan King

DK 0088

EXHIBIT B

STATE OF MINNESOTA
COUNTY OF HENNEPIN

DISTRICT COURT
FOURTH JUDICIAL DISTRICT
Case Type: Contract

Duncan King and Ernest Miller,

Plaintiffs,

v.

Rubber Research Elastomerics, Inc., a Minnesota corporation, and Fred Stark,

Defendants.

File No. 27-CV-06-10696

STIPULATION TO ENTRY OF CONSENT JUDGMENT

IT IS HEREBY STIPULATED AND AGREED by and between Plaintiffs Duncan King and Ernest Miller, and Defendants Rubber Research Elastomerics, Inc. and Fred Stark, that the attached Consent Judgment should be entered immediately.

Dated: May 11, 2007

By Duncan King
Duncan King

Dated: May 11, 2007

By Duncan King Attorney In Fact for Ernest Miller
Ernest Miller

Dated: May 10, 2007

By [signature]
Fred Stark, on his own behalf

Dated: May 10, 2007

By [signature]
Fred Stark, on behalf of Rubber Research Elastomerics, Inc. as its President and Chief Executive Officer

EXHIBIT C

STATE OF MINNESOTA
COUNTY OF HENNEPIN

DISTRICT COURT
FOURTH JUDICIAL DISTRICT
Case Type: Contract

Duncan King and Ernest Miller,

Plaintiffs,

v.

Rubber Research Elastomerics, Inc., a Minnesota corporation, and Fred Stark,

Defendants.

File No. 27-CV-06-10696
(Judge Blaeser)

CONSENT JUDGMENT

The Stipulation to Entry of Consent Judgment, entered into and agreed upon between Plaintiffs and Defendants, and attached hereto as Exhibit A, is hereby accepted by this Court.

IT IS THEREFORE ORDERED AND ADJUDGED that:

1. Plaintiffs are entitled to a $0.03 per share conversion price under their respective convertible debentures with RRE, dated June 30, 2001.

2. Rubber Research Elastomerics, Inc. ("RRE") will issue the 3 million shares converted by Mr. King on April 2, 2003, within ten (10) days of the date of this Consent Judgment.

3. RRE will issue the 10 million shares converted by Mr. Miller on April 2, 2003, within ten (10) days of the date of this Consent Judgment.

4. RRE will issue a new convertible debenture to Mr. King for $127,687.53, which shall be drafted in accordance with the terms agreed upon by the parties in § 2(d)

of the Settlement Agreement and Mutual Release, attached hereto as Exhibit B.

5. RRE will issue a new convertible debenture to Mr. Miller for $322,675.12, which shall be drafted in accordance with the terms agreed upon by the parties in § 2(c) of the Settlement Agreement and Mutual Release, attached hereto as Exhibit B.

6. RRE will provide Plaintiffs immediate access to all corporate records.

7. Each of the obligations set forth in paragraphs 1 through 6 herein shall be performed within ninety (90) days of the date of execution of the Settlement Agreement and Mutual Release, attached hereto as Exhibit B, unless a shorter period for performance is specifically set forth within the foregoing paragraph(s).

8. The jurisdiction of this Court is retained for purposes of making any further orders necessary or proper for the enforcement of this Consent Judgment. Accordingly, this Consent Judgment shall remain in effect for 120 days from the date of signature below, after which time the Consent Judgment shall expire.

9. In the event that Defendants fail to perform any of the obligations set forth in paragraphs 1 through 6 within the specific relevant time periods set forth herein, judgment against the Defendants and in favor of the Plaintiffs shall be entered. In addition, RRE and Mr. Stark may be held in contempt of Court subject to the full range of sanctions within the Court's discretion. Additionally, Defendants will be required to immediately perform any obligations set forth in paragraphs 1 through 6 herein that have not yet been performed, and Plaintiffs' shall be permitted to resume their claims of fraud against both RRE and Mr. Stark.

10. The Clerk of Court is directed to send a copy of this Consent Judgment to all counsel of record.

Dated: _______________, 2007

____
The Honorable Robert A. Blaeser
Judge of District Court